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                                                           FOR IMMEDIATE RELEASE

Contact:
Charles W. Federico, Group President and CEO, Orthofix Inc., 704/948-2600 Thomas Hein, CFO, Orthofix Inc., 704/948-2600



            Orthofix (OFIX) announces agreement to acquire BREG, Inc.

               Acquisition expected to be significantly accretive

      Investor conference call tomorrow (Friday) at 11:00 a.m. Eastern Time

     "This acquisition is but the first step in our strategy to fortify and expand our franchises in the three key sectors in orthopedics:
                       spine, reconstruction, and trauma."

                                       Charles Federico, Group President and CEO
                                                    Orthofix International, N.V.

HUNTERSVILLE, N.C./VISTA, Calif., Nov. 20, 2003 - Orthofix (Nasdaq: OFIX) announced today that it has signed a definitive agreement to acquire privately held BREG, Inc. -- based in Vista, California, and a market leader in the sale of orthopedic postoperative reconstruction and rehabilitative products to hospitals and orthopedic offices -- for the purchase price of $150 million, to be paid with a combination of cash and Orthofix common stock. Financing for the transaction will include: $110 million of debt, cash on hand, and Orthofix common stock valued at $27.8 million. The acquisition is subject to finalization of financing, approval of BREG shareholders, governmental approval and other customary closing conditions. It is Orthofix's intention to complete the acquisition by the end of the year. Orthofix has received a commitment for the senior secured bank financing for the acquisition from Wachovia Securities.1 Wachovia Securities also acted as financial advisor to Orthofix.

"This acquisition is but the first step in our strategy to fortify and expand our franchises in the three key sectors in orthopedics: spine, reconstruction, and trauma. Consequently, we believe this acquisition is not only an outstanding strategic fit but also will be accretive to Orthofix's revenues, cash flow and earnings growth in 2004 and going forward," said Charles W. Federico, Group President and Chief Executive Officer of Orthofix.

The combined company is expected to generate approximately $292 million in total revenues in 2004, with earnings per share (EPS), subject to a final purchase price allocation, of approximately $2.60 on a projected 15.6 million diluted shares (See Table 1, "Projected Post-Acquisition Combined Revenue by Sector"). For the twelve-month period ended September 30, 2003, BREG generated $58.3 million in revenues and $7.7 million in net income.

"The proposed acquisition broadens our product lines, reducing our reliance on the success of any single product, and enlarges channel opportunities for Orthofix almost immediately -- we now become a distribution leader in the office-based and post-operative markets, and will seek opportunities for cross-



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selling products as opposed to sales force integration and reductions. Any emerging-technology firm looking for distribution into the office-care environment will see Orthofix as an excellent strategic partner," said Federico. "Now, with this acquisition, Orthofix has one of the largest sales forces calling on the orthopedic office."

"Orthofix now has a unique profile within the orthopedic industry: a large and growing company, with projected 2004 combined revenues approaching $300 million; a company with the ability to be opportunistic, as evidenced by the proposed acquisition of BREG; a very profitable company with well-diversified product lines, some of which rely on `high tech' as a competitive advantage competing in growing markets in which Orthofix has strong distribution," said Federico. "This moves Orthofix toward being more similar to the larger orthopedic companies.

"Beyond the strategic fit and potential synergies of this acquisition," concluded Federico, "the acquisition also enhances our already strong cash flow. Furthermore, from a purely financial point of view, the real beauty of this acquisition is the beneficial EPS effect: it accelerates what already was expected to be a strong EPS performance."

Added Brad Mason, CEO of BREG: "Having known Charlie and his senior management team for nearly twenty years and having worked closely together for the past two years, we know Orthofix is an outstanding partner. In addition to the strategic benefits, we are particularly excited about the sales opportunities outside of the United States, which currently accounts for only seven percent of our sales. With Orthofix's international infrastructure, we should see a positive effect going forward."


            Table 1          Projected Post-Acquisition Combined
                             Revenue by Sector:

                             (in millions)
                                               Projected
                                                   2004

                                      Spinal            $     58.0

                                      Reconstruction         117.0

                                      Trauma                  95.0

                                      Other                   22.0
                                                              ----

                                      Total Revenue     $    292.0


In connection with the transaction and contingent upon closing, certain employees of BREG, including Brad Mason and William Hopson, CFO of BREG, have entered into employment agreements with Orthofix. In addition, upon closing, Messrs. Mason and Hopson will receive 150,000 and 50,000 performance accelerated stock options, respectively, which will vest after four years, although a portion of such options will be eligible for accelerated vesting if certain market price targets of Orthofix common stock are satisfied. The options will be granted by Orthofix in reliance on the NASD exception to shareholder approval for equity grants to new hires.

INVESTOR CONFERENCE CALL: Orthofix will host a conference call to discuss this acquisition and related matters. The conference call will be held tomorrow (Friday, Nov. 21, 2003) at 11:00 A.M. (Eastern Standard Time), 8:00 A.M. (Pacific Standard Time) and 4:00 P.M. (Greenwich Mean Time). Approximately 10 minutes before the start of the call, investors based in North America who wish to participate 'live' must dial 800-215-1640. Participants outside of North America must dial 212-346-6420 and cite reservation number 21166564. In addition, the call will be audiostreamed 'live' at www.orthofix.com. For those unable to participate 'live', a recording of the conference call will be available from 1:00 P.M. (ET), Nov. 21, 2003, until 1:00 PM (ET), Nov. 25, 2003.
Callers based in North America should dial 800-633-8284. Callers outside of North America should dial 402-977-9140 and cite reservation number 21166564.

Orthofix International, N.V., a diversified orthopedic company, offers a broad line of minimally invasive surgical, as well as non-surgical, products for the spine, reconstruction, and trauma market sectors that address the lifelong-bone-and-joint-health needs of patients of all ages -- making possible a more active and mobile lifestyle. Orthofix's products are widely distributed around the world to orthopedic surgeons and patients -- via Orthofix's 380 sales representatives, and via partnerships with other leading orthopedic product companies, such as Medtronic Sofamor Danek, Stryker Howmedica, Kendall Healthcare and Royce Medical. In addition, Orthofix is collaborating in R&D partnerships with leading medical institutions such as the Wake Forest University School of Medicine, the Orthopedic Research and Education Foundation, the Cleveland Clinic Foundation, Innovative Spinal Technologies and the National Osteoporosis Institute. For more information about Orthofix, please visit www.orthofix.com.

FORWARD-LOOKING STATEMENTS:

This communication contains certain forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which may include, but are not limited to, statements concerning the projections, financial condition, results of operations and businesses of Orthofix and BREG and the benefits expected to result from the contemplated transaction, are based on management's current expectations and estimates and involve risks and uncertainties that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements.

Factors that could cause or contribute to such differences may include, but are not limited to, the risk that the conditions relating to regulatory clearance might not be satisfied in a timely manner or at all, risks relating to the integration of the businesses of Orthofix and BREG, unanticipated expenditures, the final terms of the financing of this acquisition, changing relationships with customers, suppliers and strategic partners, risks relating to the protection of intellectual property, changes to the reimbursement policies of third parties, changes to governmental regulation of medical devices, the impact of competitive products, changes to the competitive environment, the acceptance of new products in the market, conditions of the orthopedic industry and the economy and other factors described in the most recent reports on Form 10-Q, most recent reports on Form 10-K and other periodic reports filed by Orthofix with the Securities and Exchange Commission.


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1        Wachovia Securities is the trade name for the corporate and investment banking services of Wachovia Corporation and its subsidiaries, including Wachovia Capital Markets, LLC, member NYSE, NASD, SIPC.